EXHIBIT INDEX

EXHIBIT   DOCUMENT                                                          PAGE
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10(a)(1)  Renewal Revolving Credit Note dated July 19, 1994 between the
          Company and NationsBank of Florida, N.A.

10(a)(2) Revolving Promissory Note dated March 25, 1994 between the Company and Sun Bank/Miami N.A.

10(i)(2)  1996 Discretionary Bonus Plan for the Officers of the Company.

13 Annual Report to Shareholders of the Company for the fiscal year ended January 28, 1995

21        Subsidiaries of Registrant

23        Consent of KPMG Peat Marwick LLP

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